UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2008
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 410 - 103 East Holly Street
Bellingham, WA		98225
(Address of principal executive offices)		(Zip Code)

(360) 201-9591
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2008, Norpac Technologies, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Mountain View Holdings, LLC, a Colorado Limited Liability Company, maintaining its principal offices at 12510 E. Iliff Avenue, Suite 200, Aurora, CO 80014 (“Mountain View”). Under the terms of the Consulting Agreement, Mountain View is to be paid $1,500 US per month in consideration of which Mountain View is to provide the Company with various investor relation services for a six (6) month period ending on August 31, 2008. The Consulting Agreement shall automatically renew in 30-day period intervals thereafter. Either party shall have the right to terminate this Consulting Agreement, beginning in the first monthly renewal period, upon 15 days advance written notice.

In addition to the monthly consulting fee, the Company is required to pay Mountain View a transaction fee as a result of any transaction between the Company and any other party introduced or put into contact with by Mountain View whereby a sale of stock, issuance of debt, sale of assets, consolidation or other similar transaction or series or combination of transactions occurs. The transaction fee shall be equal to 3% of the dollar value of the transaction, which is based on the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Company.

The summary of the foregoing is qualified in its entirety by reference to the Consulting Agreement, which is included as an exhibit to this Current Report on Form 8-K.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits.

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement dated February 1, 2008 between Mountain View Holdings, LLC and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: February 6, 2008
	By:	/s/ John P. Thornton

JOHN P. THORNTON
President and Chief Executive Officer